POWER OF ATTORNEY

The undersigned officer or Board member of each Fund listed on Attachment A hereby constitutes and appoints James Bitetto, Joseph M. Chioffi, Sonalee Cross, Maureen E. Kane, Sarah S. Kelleher, Jeff S. Prusnofsky and Natalya Zelensky, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A or Form N-2 (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Alan H. Howard Alan H. Howard Board Member	May 1, 2018

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On May 1, 2018, before me, the undersigned, personally appeared the above-named individual, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he or she executed the same in his or her capacity, and that by his or her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Loretta Johnston Loretta Johnston Notary Public

ATTACHMENT A

Dreyfus Bond Funds, Inc.

-Dreyfus Municipal Bond Fund

Dreyfus Intermediate Municipal Bond Fund, Inc.

Dreyfus Municipal Funds, Inc.

-Dreyfus AMT-Free Municipal Bond Fund

-Dreyfus High Yield Municipal Bond Fund

General New Jersey Municipal Money Market Fund, Inc.

Dreyfus New York Tax Exempt Bond Fund, Inc.

Dreyfus Premier GNMA Fund, Inc.

-Dreyfus U.S. Mortgage Fund

Dreyfus Premier California AMT-Free Municipal Bond Fund, Inc.

-Dreyfus California AMT-Free Municipal Bond Fund

Dreyfus Stock Funds

-Dreyfus International Equity Fund

-Dreyfus International Small Cap Fund

Dreyfus Strategic Municipal Bond Fund, Inc.

Dreyfus Strategic Municipals, Inc.

Strategic Funds, Inc.

-Dreyfus Active MidCap Fund

-Global Stock Fund

-International Stock Fund

-Dreyfus U.S. Equity Fund

-Dreyfus Select Managers Small Cap Value Fund

-Dreyfus Select Managers Small Cap Growth Fund

BNY Mellon Absolute Insight Funds, Inc.

-BNY Mellon Absolute Insight Multi-Strategy Fund

-BNY Mellon Insight Broad Opportunities Fund

-BNY Mellon Insight Core Plus Fund